MSB FINANCIAL CORP. RELEASES THIRD QUARTER EARNINGS

MILLINGTON, NJ, October 18, 2018 - MSB Financial Corp. (NASDAQ: MSBF) (the “Company”), parent company of Millington Bank, reported today the results of its operations for the three and nine months ended September 30, 2018.

The Company reported net income of $1.3 million, or $0.24 per diluted common share, for the three months ended September 30, 2018, compared to net income of $1.2 million, or $0.21 per diluted common share, for the three months ended September 30, 2017. Net income for the nine months ended September 30, 2018 was $3.6 million, or $0.66 per diluted common share, compared to net income of $2.5 million, or 0.44 per diluted common share, for the nine months ended September 30, 2017.

Highlights for the quarter:

•
Return on average assets was 0.92% for the three months ended September 30, 2018 compared to 0.90% for the three months ended September 30, 2017 and return on average equity was 7.56% for the three months ended September 30, 2018 compared to 6.31% for the three months ended September 30, 2017.

•
Net interest margin increased 7 basis points to 3.44% for the quarter ended September 30, 2018 from 3.37% for the quarter ended September 30, 2017 due to the recognition of $280,000 in commercial prepayment penalties resulting from four large loan payoffs.

•
The efficiency ratio, which is calculated by dividing non-interest expense by the sum of net interest income and non-interest income, improved to 61.96% for the quarter ended September 30, 2018 from 64.21% for the quarter ended September 30, 2017 driven by an increase in net interest income year over year.

•
Non-performing assets represented 0.48% of total assets at September 30, 2018 compared with 0.73% at December 31, 2017. The allowance for loan losses as a percentage of total non-performing loans was 198.67% at September 30, 2018 compared to 130.99% at December 31, 2017.

•
The Company’s balance sheet reflected total asset growth of $27.4 million at September 30, 2018, compared to December 31, 2017, improved asset quality, and capital levels that exceeded regulatory standards for a well-capitalized institution.

•
The effective tax rate increased to 27.8% for the quarter ended September 30, 2018 compared to (7.9)% for the quarter ended September 30, 2017 primarily due to a permanent tax deduction for the 2017 period due to non-qualified stock options that were exercised during the prior year quarter.

Selected Financial Ratios
(unaudited; annualized where applicable)

As of or for the quarter ended:	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Return on average assets	0.92%	0.87%	0.74%	0.20%	0.90%
Return on average equity	7.56%	7.17%	5.65%	1.48%	6.31%
Net interest margin	3.44%	3.24%	3.24%	3.30%	3.37%
Net loans / deposit ratio	113.08%	113.64%	110.85%	105.46%	116.04%
Shareholders' equity / total assets	11.86%	11.39%	12.37%	12.97%	13.39%
Efficiency ratio	61.96%	62.49%	66.29%	62.26%	64.21%
Book value per common share	$12.70	$12.43	$12.63	$12.66	$12.57

Net Interest Income

Total interest income for the three months ended September 30, 2018 increased $1.1 million, or 21.5%, to $6.2 million compared to $5.1 million for the third quarter of 2017. Interest income increased in the quarter ended September 30, 2018 compared to the comparable period in 2017, primarily due to a $52.7 million increase in average loan balances. In addition, $280,000 was recorded in interest income due to commercial prepayment penalties on four large loan payoffs. Total interest expense increased by $527,000, or 59.0%, to $1.4 million, for the three months ended September 30, 2018 compared to the same period in 2017 due to a combination of higher deposit rates and average deposit balances and an increase in the average balance of borrowings outstnading during the 2018 period.

Net interest income for the three months ended September 30, 2018 increased $565,000, or 13.5%, to $4.8 million compared to $4.2 million for the same three-month period in 2017. The change for the three months ended September 30, 2018 was primarily a result of an increase in average earning assets of $55.2 million. The annualized net interest spread was 3.23% and 3.19% for the three months ended September 30, 2018 and 2017, respectively. For the quarter ended September 30, 2018, the Company's annualized net interest margin increased to 3.44% compared to 3.37% for the corresponding three-month period in 2017.

Total interest income for the nine months ended September 30, 2018, increased $3.2 million, or 23.0%, to $17.3 million compared to $14.1 million for the nine months ended September 30, 2017 as average earning assets increased $76.0 million year over year. Total interest expense increased by $1.5 million, or 61.0%, to $3.9 million for the nine months ended September 30, 2018 compared to September 30, 2017 as average interest-bearing liabilities increased $81.9 million year over year and the average cost of such liabilities increased 27 basis points.

Net interest income grew $1.8 million, or 15.2%, to $13.5 million for the nine months ended September 30, 2018 compared to $11.7 million for the nine months ended September 30, 2017. Net interest spread and net interest margin for the nine months ended September 30, 2018, declined 4 and 3 basis points respectively, to 3.12% and 3.31% compared to 3.16% and 3.34% for the nine months ended September 30, 2017. Net interest income and net interest margin decreased as the Company's deposit pricing has become more competitive year over year.

Non-Interest Income and Non-Interest Expense

Non-interest income for the three months ended September 30, 2018 was $190,000, as compared to $205,000 for the same period in 2017. Non-interest expense, which consists of salaries and employee benefits, occupancy expense, professional services and other non-interest expenses totaled $3.1 million for the quarter ended September 30, 2018 as compared to $2.8 million for the same period in 2017. The increase in non-interest expense was primarily related to professional service expense for the costs associated with our Sarbanes-Oxley implementation which requires additional reporting on internal control over the financial reporting of the Company. Previously, the Company was not subject to these requirements as its public float was below the applicable threshold.

Non-interest income for the nine months ended September 30, 2018 was $602,000, as compared to $611,000 for the same period in 2017. Non-interest expense, totaled $9.0 million for the nine months ended September 30, 2018 as compared to $8.4 million for the same period in 2017 with the $593,000 increase primarily attributable to salaries and employee benefits as a result of merit and infrastructure increases. In addition, professional services expense increased as a result of costs associated with our SOX implementation offset by a decrease in director's compensation due to the termination of the director retirement plan last year.

Taxes

For the three months ended September 30, 2018, the Company recorded a $506,000 tax provision compared to a benefit of $86,000 for the three months ended September 30, 2017. The effective tax rate increased to 27.8% for the quarter ended September 30, 2018 compared to (7.9)% for the quarter ended September 30, 2017. As a result of the passage of the Tax Cuts and Jobs Act on December 22, 2017, the federal tax rate for corporations was reduced to 21% during 2018. The increase in tax provision is attributable to an increase in pre-tax income offset by a decrease in the applicable tax rate. The increase in the effective tax rate is due to a permanent tax deduction that was taken in the 2017 period due to non-qualified options that were exercised during the 2017 period.

For the nine months ended September 30, 2018, the Company recorded a $1,320,000 tax provision compared to a provision of $528,000 for the nine months ended September 30, 2017. The effective tax rate increased to 26.9% for the nine months ended September 30, 2018 compared to 17.7% for the nine months ended September 30, 2017. The increase in tax provision is attributable to an increase in pre-tax income offset by a decrease in the applicable tax rate. The increase in the effective tax rate is due to a permanent tax deduction that was taken in the 2017 period due to non-qualified options that were exercised during the 2017 period.

Earnings Summary for Period Ended September 30, 2018

The following table presents condensed consolidated statements of income data for the periods indicated.

Condensed Consolidated Statements of Income (unaudited)

(dollars in thousands, except for per share data)
For the quarter ended:	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Net interest income	$4,755	$4,431	$4,302	$4,325	$4,190
Provision for loan losses	60	90	90	200	490
Net interest income after provision for loan losses	4,695	4,341	4,212	4,125	3,700
Other income	190	208	204	211	205
Other expense	3,064	2,899	2,987	2,824	2,822
Income before income taxes	1,821	1,650	1,429	1,512	1,083
Income taxes (benefit)	506	407	407	1,240	(86)
Net income	$1,315	$1,243	$1,022	$272	$1,169
Earnings per common share:
Basic	$0.25	$0.23	$0.19	$0.05	$0.21
Diluted	$0.24	$0.23	$0.19	$0.05	$0.21
Weighted average common shares outstanding:
Basic	5,330,029	5,331,090	5,470,349	5,577,314	5,563,938
Diluted	5,388,577	5,375,090	5,507,443	5,588,598	5,574,535

Statement of Condition Highlights at September 30, 2018

•	Balance sheet growth, with total assets amounting to $590.4 million at September 30, 2018, an increase of $27.4 million, or 4.86%, compared to December 31, 2017.

•	The Company’s total gross loans receivable were $500.5 million at September 30, 2018, an increase of $21.7 million, or 4.5%, from December 31, 2017.

•	Securities held to maturity were $43.0 million at September 30, 2018, an increase of $4.5 million, or 11.8%, compared to December 31, 2017.

•	Deposits decreased $11.3 million totaling $437.6 million at September 30, 2018 compared to $448.9 million at December 31, 2017.

•	Borrowings totaled $80.1 million at September 30, 2018, an increase of $42.4 million, or 112.5%, compared to $37.7 million at December 31, 2017.

The following table presents condensed consolidated statements of condition data as of the dates indicated.

Condensed Consolidated Statements of Condition (unaudited)

(in thousands)
At:	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Cash and due from banks	$1,254	$1,654	$1,871	$2,030	$1,800
Interest-earning demand deposits with banks	20,817	14,660	15,484	20,279	6,971
Securities held to maturity	43,009	44,770	36,375	38,482	40,752
Loans receivable, net of allowance	494,848	509,689	480,916	473,405	461,285
Premises and equipment	8,323	8,461	8,580	8,698	8,804
Federal home Loan Bank of New York stock, at cost	4,117	4,212	3,049	2,131	3,512
Bank owned life insurance	14,489	14,392	14,294	14,197	14,097
Accrued interest receivable	1,734	1,754	1,642	1,607	1,548
Other assets	1,803	1,657	1,816	2,211	2,988
Total assets	$590,394	$601,249	$564,027	$563,040	$541,757
Deposits	$437,597	$448,512	$433,843	$448,913	$397,510
Borrowings	80,075	82,175	58,075	37,675	68,375
Other liabilities	2,714	2,056	2,350	3,427	3,332
Shareholders' equity	70,008	68,506	69,759	73,025	72,540
Total liabilities and shareholders' equity	$590,394	$601,249	$564,027	$563,040	$541,757

Loans

At September 30, 2018, the Company’s net loan portfolio totaled $494.8 million, an increase of $21.4 million, or 4.5%, compared to $473.4 million at December 31, 2017. The allowance for loan losses amounted to $5.7 million and $5.4 million at September 30, 2018 and December 31, 2017, respectively.

At September 30, 2018, the loan portfolio primarily consisted of commercial real estate loans (40.8%) and residential mortgages (33.6%). Commercial and industrial loans represented 19.8% of the portfolio while construction loans accounted for 5.6% of the portfolio. Total loans receivable increased $14.0 million to $513.1 million at September 30, 2018 compared to $499.2 million at December 31, 2017. The increase primarily reflects a $28.4 million increase in commercial and industrial loans and a $12.6 million increase in commercial real estate loans. These increases were partially offset by a $12.1 million decrease in residential mortgages as the Company continues to focus on commercial lending as well as a $14.9 million decrease in construction due to the completion of projects.

The following table shows the composition of the Company's loan portfolio as of the dates indicated.

Loans (unaudited)

(dollars in thousands)
At quarter ended:	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Residential mortgage:
One-to-four family	$147,127	$151,372	$154,576	$157,876	$161,679
Home equity	25,494	26,174	27,051	26,803	27,409
Total residential mortgage	172,621	177,546	181,627	184,679	189,088
Commercial and multi-family real estate	209,283	214,653	195,951	196,681	184,791
Construction	28,788	48,423	49,397	43,718	36,002
Commercial and industrial	101,849	94,140	82,712	73,465	73,409
Total commercial loans	339,920	357,216	328,060	313,864	294,202
Consumer loans	580	608	595	618	659
Total loans receivable	513,121	535,370	510,282	499,161	483,949
Less:
Loans in process	12,142	19,594	23,398	19,868	16,864
Deferred loan fees	475	491	462	474	525
Allowance	5,656	5,596	5,506	5,414	5,275
Total loans receivable, net	$494,848	$509,689	$480,916	$473,405	$461,285

Asset Quality

At September 30, 2018, non-performing loans totaled $2.8 million, or 0.48% of total assets, compared with $4.1 million, or 0.73% of total assets, at December 31, 2017. Of the fifteen loans classified as non-performing, only two are currently in the foreclosure process.  All other loans are chronic slow payers that continue to make payments, but are unable to maintain a current status for six consecutive months. Total delinquent loans (including nonperforming delinquent loans) were $6.6 million at September 30, 2018, an increase of $1.2 million from December 31, 2017 due to an increase in loans past due 30-59 days. The allowance for loan losses as a percentage of total loans was 1.13% at September 30, 2018 and at December 31, 2017, respectively, while the allowance for loan losses as a percentage of non-performing loans increased to 198.67% at September 30, 2018 from 130.99% at December 31, 2017. Non-performing loans to total loans decreased to 0.57% at September 30, 2018 from 0.86% at December 31, 2017 primarily due to loans previously on non-accrual moving to an accrual status due to at least six consecutive months of performance.

The following table presents the components of non-performing assets and other asset quality data for the periods indicated.

(dollars in thousands, unaudited)
As of or for the quarter ended:	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Non-accrual loans	$2,746	$3,430	$3,548	$3,975	$4,071
Loans 90 days or more past due and still accruing	101	699	1,266	158	374
Total non-performing loans	$2,847	$4,129	$4,814	$4,133	$4,445

Non-performing assets / total assets	0.48%	0.69%	0.85%	0.73%	0.82%
Non-performing loans / total loans	0.57%	0.80%	0.99%	0.86%	0.95%
Net charge-offs (recoveries)	$—	$—	$(2)	$61	$140
Net charge-offs (recoveries) / average loans (annualized)	—%	—%	—%	0.05%	0.13%
Allowance for loan loss / total loans	1.13%	1.09%	1.13%	1.13%	1.13%
Allowance for loan losses / non-performing loans	198.67%	135.53%	114.37%	130.99%	118.67%

Total assets	$590,394	$601,249	$564,027	$563,040	$541,757
Gross loans, excluding ALLL	$500,504	$515,285	$486,422	$478,819	$466,560
Average loans	$499,082	$500,959	$483,255	$472,388	$446,383
Allowance for loan losses	$5,656	$5,596	$5,506	$5,414	$5,275

Deposits

Total deposits at September 30, 2018 were $437.6 million compared with $448.9 million at December 31, 2017. Overall, deposits decreased $11.3 million. Money market and interest demand balances declined $14.6 million and $5.0 million, respectively. Money market balances declined to $12.8 million compared to $27.4 million while interest demand balances declined to $150.2 million compared to $155.2 million from the prior year end. In addition, savings balances decreased $2.7 million to $102.4 million from $105.1 million from year end. Offsetting the decreases were increases in non-interest demand and certificates of deposit (including IRA) balances of $8.6 million and $2.3 million, respectively. Non-interest demand balances increased to $45.5 million from $36.9 million from year end while certificates of deposit balances increased to $126.6 million compared to $124.3 million from year end.

The following table shows the composition of the Company's deposits as of the dates indicated.

Deposits (unaudited)

(dollars in thousands)
At quarter ended:	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Demand:
Non-interest bearing	$45,501	$42,687	$36,751	$36,919	$40,504
Interest-bearing	150,248	153,968	148,888	155,199	107,419
Savings	102,434	109,254	109,215	105,106	108,249
Money market	12,822	14,381	20,251	27,350	16,517
Time	126,592	128,222	118,738	124,339	124,821
Total deposits	$437,597	$448,512	$433,843	$448,913	$397,510

Capital

At September 30, 2018, the Company's total stockholders' equity amounted to $70.0 million, or 11.86% of total assets, compared to $73.0 million at December 31, 2017. The Company’s book value per common share was $12.70 at September 30, 2018, compared to $12.66 at December 31, 2017. The decline in shareholders' equity was primarily due to the repurchase of 249,837 shares of common stock for a total of $4.5 million and the payment of a special dividend in the aggregate amount of $2.5 million, partially offset by net income of $3.6 million.

At September 30, 2018, the Bank’s common equity tier 1 ratio was 11.72%, tier 1 leverage ratio was 10.50%, tier 1 capital ratio was 11.72% and the total capital ratio was 12.83%. At December 31, 2017, the Bank’s common equity tier 1 ratio was 11.98%, tier 1 leverage ratio was 10.72%, tier 1 capital ratio was 11.98% and the total capital ratio was 13.10%. At September 30, 2018, Company and the Bank were in compliance with all applicable regulatory capital requirements.

The following table sets forth the Company's consolidated average statements of condition for the periods presented.

Condensed Consolidated Average Statements of Condition (unaudited)

(dollars in thousands)
For the quarter ended:	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Loans	$499,082	$500,959	$483,255	$472,388	$446,383
Securities held to maturity	43,871	36,494	37,661	39,899	41,423
Allowance for loan losses	(5,624)	(5,538)	(5,461)	(5,376)	(4,922)
All other assets	37,466	38,053	38,851	41,886	38,545
Total assets	$574,795	$569,968	$554,306	$548,797	$521,429
Non-interest bearing deposits	$43,495	$38,903	$36,211	$43,336	$44,970
Interest-bearing deposits	386,364	385,047	390,522	375,098	350,589
Borrowings	73,077	74,192	53,191	53,844	47,788
Other liabilities	2,320	2,495	1,972	3,104	3,964
Stockholders' Equity	69,539	69,331	72,410	73,415	74,118
Total liabilities and shareholders' equity	$574,795	$569,968	$554,306	$548,797	$521,429

CEO outlook:

“I’m very pleased with our third quarter results. Our staff remains focused on improving asset quality and strengthening our origination process. As a result, the Company experienced a lower loan loss provision and increased interest income from loan prepayment penalties associated with several payoffs,” stated Michael Shriner, President and Chief Executive Officer.

Mr. Shriner further commented, “The Company is committed to originating safe and sound loans at competitive terms and interest rates. The Company will not chase rates and terms, or lower underwriting standards during this period of intense competition for loans.”

Forward Looking Statement Disclaimer
The foregoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio, the impact of the passage of the Tax Cuts and Jobs Act and our continued ability to manage cybersecurity risks.

Contact:	Michael A. Shriner, President & CEO
(908) 647-4000
mshriner@millingtonbank.com

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition
	At September 30, 2018	At December 31, 2017
(Dollars in thousands, except per share amounts)
Cash and due from banks	$1,254	$2,030
Interest-earning demand deposits with banks	20,817	20,279
Cash and Cash Equivalents	22,071	22,309
Securities held to maturity (fair value of $41,765 and $38,255, respectively)	43,009	38,482
Loans receivable, net of allowance for loan losses of $5,656 and $5,414, respectively	494,848	473,405
Premises and equipment	8,323	8,698
Federal Home Loan Bank of New York stock, at cost	4,117	2,131
Bank owned life insurance	14,489	14,197
Accrued interest receivable	1,734	1,607
Other assets	1,803	2,211
Total Assets	$590,394	$563,040
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non-interest bearing	$45,501	$36,919
Interest bearing	392,096	411,994
Total Deposits	437,597	448,913
Advances from Federal Home Loan Bank of New York	80,075	37,675
Advance payments by borrowers for taxes and insurance	704	686
Other liabilities	2,010	2,741
Total Liabilities	520,386	490,015
Stockholders' Equity
Preferred stock, par value $0.01; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 5,513,165 and 5,768,632 issued and outstanding at September 30, 2018 and December 31, 2017, respectively	55	58
Paid-in capital	46,848	51,068
Retained earnings	24,765	23,641
Unearned common stock held by ESOP (182,218 and 190,390 shares, respectively)	(1,660)	(1,742)
Total Stockholders' Equity	70,008	73,025
Total Liabilities and Stockholders' Equity	$590,394	$563,040

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Income
	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
(in thousands except per share amounts)
Interest Income
Loans receivable, including fees	$5,788	$4,769	$16,360	$13,213
Securities held to maturity	304	264	763	762
Other	83	50	219	128
Total Interest Income	6,175	5,083	17,342	14,103
Interest Expense
Deposits	1,014	622	2,795	1,703
Borrowings	406	271	1,059	691
Total Interest Expense	1,420	893	3,854	2,394
Net Interest Income	4,755	4,190	13,488	11,709
Provision for Loan Losses	60	490	240	985
Net Interest Income after Provision for Loan Losses	4,695	3,700	13,248	10,724
Non-Interest Income
Fees and service charges	78	87	252	256
Income from bank owned life insurance	97	101	292	313
Other	15	17	58	42
Total Non-Interest Income	190	205	602	611
Non-Interest Expenses
Salaries and employee benefits	1,625	1,577	5,107	4,661
Directors compensation	121	188	365	551
Occupancy and equipment	390	394	1,172	1,217
Service bureau fees	107	67	251	164
Advertising	18	4	31	12
FDIC assessment	71	61	194	131
Professional services	528	342	1,217	1,050
Other	204	189	613	571
Total Non-Interest Expenses	3,064	2,822	8,950	8,357
Income before Income Taxes	1,821	1,083	4,900	2,978
Income Tax Expense	506	(86)	1,320	528
Net Income	$1,315	$1,169	$3,580	$2,450
Earnings per share:
Basic	$0.25	$0.21	$0.67	$0.44
Diluted	$0.24	$0.21	$0.66	$0.44

MSB Financial Corp. and Subsidiaries

Selected Quarterly Financial and Statistical Data
	Three Months Ended
(in thousands, except for share and per share data) (annualized where applicable)	9/30/2018	6/30/2018	9/30/2017
(unaudited)
Statements of Operations Data

Interest income	$6,175	$5,738	$5,083
Interest expense	1,420	1,307	893
Net interest income	4,755	4,431	4,190
Provision for loan losses	60	90	490
Net interest income after provision for loan losses	4,695	4,341	3,700
Other income	190	208	205
Other expense	3,064	2,899	2,822
Income before income taxes	1,821	1,650	1,083
Income tax expense (benefit)	506	407	(86)
Net Income	$1,315	$1,243	$1,169
Earnings (per Common Share)
Basic	$0.25	$0.23	$0.21
Diluted	$0.24	$0.23	$0.21
Statements of Condition Data (Period-End)
Investment securities held to maturity (fair value of $41,765, $43,749, and $40,794)	$43,009	$44,770	$40,752
Loans receivable, net of allowance for loan losses	494,848	509,689	461,285
Total assets	590,394	601,249	541,757
Deposits	437,597	448,512	397,510
Borrowings	80,075	82,175	68,375
Stockholders' equity	70,008	68,506	72,540
Common Shares Dividend Data
Cash dividends	$—	$2,456	$—
Weighted Average Common Shares Outstanding
Basic	5,330,029	5,331,090	5,563,938
Diluted	5,388,577	5,375,090	5,574,535
Operating Ratios
Return on average assets	0.92%	0.87%	0.90%
Return on average equity	7.56%	7.17%	6.31%
Average equity / average assets	12.10%	12.16%	14.21%
Book value per common share (period-end)	$12.70	$12.43	$12.57